UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2019

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway

Coconut Creek, FL 33076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01par value per share	WLFC	NASDAQ

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 23, 2019, Willis Lease Finance Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on April 2, 2019, the voting record date, there were 6,352,688 common shares issued and outstanding and entitled to vote. At the Annual Meeting, 5,853,048 shares, or 92.13%, of the outstanding common shares entitled to vote were represented by proxy or in person.

Proposal 1: Election of Directors. The stockholders elected two Class III Directors, each for a three-year term expiring at the 2022 Annual Meeting of Stockholders. The voting results were as follows:

Number of Votes Cast:

	For	Withheld	Broker Non-Votes
Charles F. Willis IV	3,529,642	1,601,231	722,175
Hans Joerg Hunziker	3,632,386	1,498,487	722,175

The other directors whose term of office continued after the Annual Meeting were Austin C. Willis, Robert T. Morris and Robert J. Keady.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the year 2019. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
5,785,551	66,525	972	0

Proposal 3: Adoption of a Majority Voting Standard for Director Elections. This proposal was not submitted to a vote at the Annual Meeting because the proponent failed to present the proposal at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by its undersigned duly authorized officer.

Dated: May 28, 2019

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Senior Vice President and General Counsel